SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 29, 2008
Haights Cross Communications, Inc.
(Exact Name Of Registrant As Specified In Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

333-109381	13-4087398

(Commission File Number)	(I.R.S. Employer Identification No.)

10 New King Street, White Plains, New York	10604

(Address of Principal Executive Offices)	(Zip Code)
(914) 289-9400

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
Effective July 29, 2008, Haights Cross Operating Company (“HCOC”), a Delaware corporation and direct wholly-owned subsidiary of Haights Cross Communications, Inc. (the “Company”), entered into a commitment letter (the “Commitment Letter”) with Monarch Alternative Capital LP on behalf of certain of its affiliated investment funds (“Monarch”) and Glenview Capital Management, LLC on behalf of certain of its affiliated investment funds (“Glenview” and together with Monarch, the “Lenders”). Pursuant to the Commitment Letter, the Lenders have made commitments to provide $75 million of senior secured term loans (the “Facility”) to HCOC to refinance HCOC’s existing senior secured term loan indebtedness that matures in August 2008 (the “Refinancing”).
This commitment was obtained as a backstop to assure the Company the ability to effect the Refinancing. Accordingly, HCOC is free to obtain financing in lieu of the Facility (the “Alternative Term Loan Facility”) and suffer no financial penalty. If HCOC provides written notice to Monarch and Glenview of HCOC’s election to proceed with an Alternative Term Loan Facility, the commitments of Monarch and Glenview shall terminate.
Prior to the closing of the Transaction, HCOC may arrange to have other parties commit to provide financing in lieu of the Facility (the “Alternative Term Loan Facility”). If HCOC provides written notice to Monarch and Glenview of HCOC’s election to proceed with an Alternative Term Loan Facility, the commitments of Monarch and Glenview shall terminate.
Pursuant to the Commitment Letter, Monarch and Glenview have each made a commitment to provide 50% of the amount of the Facility. Subject to certain conditions, the Lenders may also syndicate the Facility to additional lenders. The Company and HCOC’s direct and indirect subsidiaries will guarantee the Facility. To secure HCOC’s obligations under the Facility, subject to permitted exceptions, the Lenders will receive a fully perfected first priority security interest in all of the existing and after acquired real and personal, tangible and intangible assets of HCOC and the guarantors.
HCOC has agreed (i) to pay or reimburse Monarch and Glenview for certain reasonable and documented out-of-pocket costs and expenses and (ii) to pay a non-refundable commitment fee of $750,000 to each of Monarch and Glenview. The Lenders’ commitment is subject to the satisfaction or waiver of certain conditions, including the negotiation, execution and delivery of definitive documents. Subject to the satisfaction of the conditions precedent set forth in the Commitment Letter, the funding of the Facility shall occur on a date on or before August 15, 2008.
Certain of Monarch’s affiliates or investment funds for which it acts as investment advisor currently beneficially own more than 21% of the common stock of the Company. T.J. Vigliotta, a Principal at Monarch, has served as a member of our Board of Directors since August 2007.
Certain of Glenview’s affiliates or investment funds for which it acts as investment advisor currently beneficially own more than 14% of the common stock of the Company. Curry E. Ford, a Managing Director of Glenview, has served as a member of our Board of Directors since August 2007.
Neither of Messrs. Vigliotta or Ford participated in the Company’s decision to accept the Commitment Letter.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 4, 2008	HAIGHTS CROSS COMMUNICATIONS, INC.
	By:	/s/ Mark Kurtz
		Name:	Mark Kurtz
		Title:	Senior Vice President and Chief Financial Officer